Exhibit 99.1

SYNTROLEUM CORPORATION ANNOUNCES VOLUNTARY DELISTING

TULSA, OKLAHOMA, June 3, 2014 (GLOBE NEWSWIRE) — Syntroleum Corporation (the “Company”) (Nasdaq:SYNM) today announced that it had consummated the sale of substantially all of its assets to REG Synthetic Fuels, LLC (“REG Synthetic”), a wholly-owned subsidiary of Renewable Energy Group, Inc. (“REG”), pursuant to the terms of that certain asset purchase agreement, dated as of December 17, 2013, by and among the Company, REG and REG Synthetic (the “Asset Purchase Agreement” and the transactions contemplated thereby, the “Asset Sale”). As consideration for the Asset Sale, REG Synthetic assumed substantially all material liabilities of the Company and the Company received 3,493,613 shares of REG common stock.

In connection with the consummation of the Asset Sale, the Company has notified NASDAQ of its intent to voluntarily delist its common stock from the NASDAQ Capital Market effective on June 6, 2014, upon the filing of a Form 25 with the United States Securities and Exchange Commission.

Trading in the Company’s common stock will cease as of 4PM Eastern Time on June 6, 2014 and the CUSIP for the Company’s common stock will be suspended at that time.

Following the consummation of the Asset Sale, the Company has no further ongoing business operations. The Company intends to file a Certificate of Dissolution with the Secretary of State of the State of Delaware on June 11, 2014 (the “Final Record Date”) and close its stock transfer books as of the close of business on the Final Record Date. Only holders of record of the Company’s common stock as of the close of business on the Final Record Date will be eligible to receive distributions of the Company’s assets, if any, in connection with the Company’s liquidation.

Note Regarding Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s strategic and operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.